EXHIBIT 10.37
****Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
ESS-SILAN DVD TECHNOLOGY LICENSE AGREEMENT
THIS LICENSE AGREEMENT (the “Agreement”), effective as of November 3, 2006 (the “Effective Date”), is entered into by and between ESS Technology, Inc., a California corporation having its principal place of business at 48401 Fremont Blvd., Fremont, California 94538, U.S.A. (“ESS”), and Hangzhou Silan Microelectronics Co., Ltd., having its principal place of business at No. 4 Huang Gu Shan Road, Post Code 310012, Hang-Zhou, P.R. China (“Silan”).
RECITALS
     WHEREAS the parties desire that Silan license, distribute and sell DVD products incorporating certain ESS technology.
     WHEREAS the parties desire that Silan obtain from ESS the right to use certain ESS technology for the following purposes; the parties desire that Silan be authorized to distribute and sell DVD products incorporating certain ESS technology; and the parties desire that ESS authorizes Silan to use the DVD technology to do research, development and sell Silan’s own products.
     WHEREAS this Agreement is subject to the approval of the ESS Board of Directors and the signature pages shall not be deemed delivered by the parties and this Agreement shall not be binding on the parties until such Board approval has been obtained and ESS has released the parties’ respective executed signature pages from escrow and delivered them to Silan following such Board approval (such Board approval is referred to herein as the “Condition Precedent” and is anticipated to occur on or about November 3, 2006).
AGREEMENT
     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, the sufficiency of which is acknowledged by the parties, the parties agree as follows (subject to the Condition Precedent):
1.	Definitions

1.1	“ESS DVD Technology” means all hardware and software intellectual property in DVD products owned by ESS. Hardware intellectual properties include ESS design methodology, chip architecture, and functional blocks, including but not limited to Servo, Video encoder, MPEG1/2/4 decoder, USB, JPEG, CPU, DSP, PWM, Audio DAC, Video DAC, etc. Software intellectual properties include but are not limited to firmware in CPU and DSP, application software, GUI, OSD, etc. ESS DVD Technology deliverables are as per Exhibit 3.

1.2	“Standard DVD Player” means a desktop/portable DVD player, mini-combo DVD player or DVD home theater system that uses an optical drive during operation and includes some or all of the following features: 2 or more channels of audio output, 1 or more channels of video output in 480i/p (standard definition) resolution, MPEG 1, 2 or 4 decoding, USB 2.0 full speed host, upscale 480i/p to 1080i resolution, HD JPEG up to 1080i resolution, and the option to interface to external HDMI transmitter and memory cards. “Standard DVD Player” does not include SACD DVD players or automotive DVD players.

1.3	“ESS Servo Technology” means the ESS servo processor owned by ESS interfacing with laser optical pickup and disc/tracking motor drive(s) to provide data stream(s) to backend processing circuitry. It includes all related hardware and software intellectual properties and ESS source code owned by ESS and embedded in Phoenix 2 and LMX 2 database.

1.4	“ESS DVD Navigation Technology” means ESS navigation source code owned by ESS and embedded in the ESS reference DVD platform for Phoenix 2 and LMX 2.

1.5	“Phoenix 2 Data Base” means documentation, algorithms, source codes and files in RTL, simulation, layout, and test patterns, as well as a chip development environment (i.e. FPGA board, schematics and layout files) and chip validation environment (i.e. test and system level board schematics and layout files). Exhibit 1 lists the Phoenix 2 features set, all of which is included within the “Phoenix 2 Data Base.” The Phoenix 2 Data Base shall not include ESS’s CSS keys and ESS’s CPPM/CPRM keys.

1.6	“LMX 2 Data Base” means documentation, algorithms, source codes and files in RTL, simulation, layout, and test patterns, as well as a chip development environment (i.e. FPGA board, schematics and layout files) and chip validation environment (i.e. test and system level board schematics and layout files). Exhibit 2 lists the LMX 2 features set, all of which is included in within the “LMX 2 Data Base.” The LMX 2 Data Base shall not include ESS’s CSS keys and ESS’s CPPM/CPRM keys.

1.7	“Licensed Technology” means ESS DVD Technology, ESS Servo Technology, ESS DVD Navigation Technology, Phoenix 2 Data Base, and LMX 2 Data Base, collectively, as well as any confidential information provided to Silan under the Agreement.

1.8	“Silan’s Gross Margin” means the gross selling price of the chip excluding applicable taxes, less all actual costs of: semiconductor silicon either in die or wafer form, packaging costs, testing fees, sales expense (such sales expenses shall not exceed 8% of gross selling price of the chip, excluding applicable taxes or actual expenses whichever is less), and any future possible licensing unit cost. The licensing unit cost must be imposed industry-wide and due to no fault of Silan. All such licensing unit cost(s) must have prior written approval from ESS within thirty days upon written notification from Silan. If ESS does not response within thirty days, Silan shall proceed and treat as an agreement from ESS.

1.9	“ESS’s Cost” means all actual costs of: semiconductor silicon either in die or wafer form, packaging costs, testing fees, and manufacturing overhead, but in no event shall the total of manufacturing overhead costs exceed USD 0.17.

1.10	“Phoenix 2 Product” means an integrated circuit that contains both ESS Servo and ESS MPEG circuitry from Phoenix 2 Data Base. The features set of a Phoenix 2 Product are in accordance with Exhibit 1.

1.11	“LMX 2 Product” means an integrated circuit that contains both ESS Servo and ESS MPEG circuitry from LMX 2 Data Base. The features set of an LMX 2 Product are in accordance with Exhibit 2.

1.12	“Phoenix 2 Derivative Product” means products developed, designed, produced and sold using ESS’s Phoenix 2 Data Base. A Phoenix 2 Derivative Product must include ESS’s servo circuitry or ESS’s MPEG decoder circuitry.

1.13	“LMX 2 Derivative Product” means products developed, designed, produced and sold using ESS’s LMX 2 Data Base. An LMX 2 Derivative Product must include ESS’s servo circuitry or ESS’s MPEG decoder circuitry.

1.14	“Proven Functionality” means that if a chip is installed in a test validation board, a standard DVD video disc can be played to video and audio content outputs without interruptions. A Focus Ion Beam (FIB) can be used to verify functionality.

1.15	“Design Win” means receipt of first customer purchase order with 500 units or more of Phoenix 2 Products or LMX 2 Products.

1.16	“DVD Related Products” means products that include DVD servo.

2.	Grant of Licenses
2.1 Pursuant to the terms and conditions herein, ESS hereby grants to Silan a permanent, irrevocable, non-exclusive, non-sublicensable, worldwide, non-transferable, royalty-bearing license to design, develop, manufacture, have manufactured, make, have made, use, include in downstream products, sell or otherwise distribute products using ESS DVD Technology, ESS Servo Technology, and ESS Navigation Technology.
2.2 Pursuant to the terms and conditions herein, ESS hereby grants to Silan a permanent, irrevocable, exclusive, non-sublicensable, worldwide, non-transferable, royalty-bearing license to design, develop, manufacture, have manufactured, make, have made, use, include in downstream products, sell or otherwise distribute products using Phoenix 2 Data Base and LMX 2 Data Base. Phoenix 2 Products and LMX 2 Products shall only be sold for, distributed into, or used in Standard DVD Player applications.
2.3 ESS shall not license the ESS Servo Technology and ESS Navigation Technology to any third party for four years from the Effective Date for Standard DVD Player applications.
2.4 ESS hereby grants to Silan a non-exclusive, non-sublicensable, non-transferable, and territory-limited distribution license to sell the ESS Phoenix U (currently produced at GSMC) integrated circuit to customers in Greater China (China, Hong Kong, Macau, and Taiwan) only for Standard DVD Player applications, and not for automotive DVD player applications. ESS shall charge Silan [****] per unit.
2.4.1	The parties understand and agree that ESS shall continue to market, distribute and sell the Phoenix revision U (currently being produced at GSMC) and Phoenix revision W (currently being produced at SMIC) integrated circuits, and that Silan shall use its best efforts to transition all customers to Phoenix 2 Product, LMX 2 Product, Phoenix 2 Derivative Product or LMX 2 Derivative Product.

**** Confidential Treatment Requested.	3

2.4.2	ESS agrees to use commercially reasonable efforts to transition its existing customers to the Phoenix 2 Product, LMX 2 Product, Phoenix 2 Derivative Product or LMX 2 Derivative Product. However, the parties understand and agree that ESS expressly retains the right to continue marketing and selling ESS Phoenix revision U (currently being produced at GSMC), Phoenix revision W (currently being produced at SMIC), Vibrato II, Phoenix Pro and Vibratto S integrated circuits to customers who do not or cannot transition to the Phoenix 2 Product, LMX 2 Product, Phoenix 2 Derivative Product or LMX 2 Derivative Product.
2.5 Until Silan obtains all necessary third-party licenses and begins production of Phoenix 2 Product, ESS hereby grants to Silan an exclusive, non-sublicensable, non-transferable, royalty-bearing and worldwide distribution license to sell the ESS Phoenix 2 Product (currently being produced at GSMC) integrated circuit to customers for Standard DVD Player applications. ESS shall charge Silan ESS’s Cost, and Silan shall pay royalties on its per-unit sales as per Section 5.3i. ESS will sell through Silan as an exclusive distributor and ESS shall not sell directly to customers for such Standard DVD Player applications. After Silan obtains all necessary licenses and produces Phoenix 2 Product, ESS will work together with Silan to attempt to transition customers to Silan’s Phoenix 2 Product.
2.6 For clarity, the parties understand and agree that ESS retains the right to grant licenses to third parties for ESS DVD Technology for applications other than Standard DVD Player applications. The parties also understand and agree that ESS retains the right to design, develop, manufacture, have manufactured, make, have made, use, include in downstream products, sell or otherwise distribute all the Licensed Technology in applications, products or markets other than Standard DVD Player applications. Subject to Section 2.2 above, the parties also understand and agree that ESS grants Silan the right permanently and irrevocably to design, develop, manufacture, have manufactured, make, have made, use, include in downstream products, sell or otherwise distribute any products using Licensed Technology and ESS grants Silan the right permanently and irrevocably to use, modify, improve, and enhance the Licensed Technology.
2.7 Silan expressly acknowledges and agrees that none of the licenses granted to it under this Agreement, including those granted in Sections 2.1, 2.2, 2.3, 2.4, and 2.5, is sublicensable. Silan shall not be permitted to and cannot grant to any third party or successor in interest a license to make, use, import, offer for sale, or sell any integrated circuits or products using or incorporating all or any part of the Licensed Technology, or all or any part of a Phoenix 2 Derivative Product or LMX 2 Derivative Product.
2.8 ESS agrees that for a period of three years from the Effective Date, it shall not release any new integrated circuits for Standard DVD Player applications.
2.9 In consideration of the licenses granted herein, Silan shall pay to ESS a total of USD 3,750,000 in initial license fees, to be paid as follows:
i.	[****] on within 5 days from Effective Date.

**** Confidential Treatment Requested.	4

ii.	[****] each month for 4 months on the first day of each month after Effective Date

iii.	[****] on the first to occur of (a) one calendar year after the Effective Date or (b) Proven Functionality of the Phoenix 2 Product

iv.	[****] on the first to occur of (a) one calendar year after the Effective Date or (b) Proven Functionality of the LMX 2 Product
     In consideration of the urgency of the first and second payments, the required documents of these two payments shall not be limited to item 2.9. ESS agrees that Silan shall provide the required documents to ESS as early as possible.
Both parties agree that if the project requires additional development cost, the payment is as follows:
v.	[****] each month for 2 months if Silan approves to continue Phoenix 2 and LMX 2 development and the total of such development cost is under [****], both parties will pay equally. Silan will pay 100% of all development costs in excess of [****].
     All license fees are subject to China income tax in accordance with China law. After receipt of ESS invoice(s) (the total amount including income tax) as per payment schedule above, Silan shall withhold, deduct, and pay the appropriate income tax before making license fee payment to ESS. Silan will send license fee income tax statement receipt to ESS within 5 business days after payment.
2.10 Silan agrees that all technology licensed to it under this Agreement, and all derivatives and downstream products thereof, cannot be marketed or sold under the ESS brand name, nor shall Silan refer to ESS in any manner without prior written permission.
2.11 Silan agrees that it will obtain its own licenses to the CSS keys for the Phoenix 2, LMX 2 and all derivative products as soon as possible, but in no event longer than six months from the Effective Date of this Agreement. Silan shall not begin production of the LMX 2 product or any derivative version of the Phoenix 2 and LMX 2 products unless it uses Silan’s own CSS keys in those products. When Silan begins manufacturing using Silan CSS keys on Phoenix 2 and/or LMX 2 products, ESS shall begin transition plans made by both parties and to stop manufacturing ESS Phoenix 2 and/or ESS LMX 2 products, upon Silan’s request.
3.	Development Cost
3.1 For development of the Phoenix 2 and LMX 2 products, Silan shall pay directly to ESS or to third party engineering and fabrication companies all costs incurred in the development of the Phoenix 2 and LMX 2 products, including but not limited to all mask charges, packaging and engineering wafer lots, all development and test boards, all further engineering costs and expenses incurred by ESS, and all wafer, fabrication and packaging expenses. All such costs must have prior written approval from Silan.

**** Confidential Treatment Requested.	5

3.2 The parties contemplate that following the Effective Date of this Agreement, ESS shall provide Silan with the opportunity to hire current ESS employees who are currently employed by ESS and who have specializations in ESS’s DVD line of business. No such employee shall be obligated to join Silan, but Silan and ESS shall work together to persuade such employees to accept employment with Silan.
4.	Ownership
4.1 Silan acknowledges that as between the parties, ESS shall retain all rights, title and interest in and to the Licensed Technology.
4.2 To the extent that Silan develops derivative works based upon the Licensed Technology, Silan shall own all right, title, and interest in and to such derivative works, including, without limitation, all patent rights and copyrights in works derived from the Licensed Technology.
5.	Royalties
5.1 Silan shall pay the following sums to ESS as royalties on the licenses granted above. All royalties shall be due and payable as soon as practical, but no more than twenty business days after each calendar quarter in US Dollars, and shall be made by wire transfer to such bank account as ESS shall designate. Each royalty payment shall be accompanied by a royalty report listing the identity and quantity of all units sold, and calculating the total royalties owed to ESS
5.2 Silan’s payment to ESS shall have a maximum royalty fee of USD 20,000,000, at which point the licenses granted herein shall become fully paid-up with no further royalties owed. At such time, ESS shall have no further obligation to indemnify Silan pursuant to Section 8.2 of this Agreement.
5.3 Per unit royalties shall be calculated as follows:
(i)	For Phoenix 2 Products, including minor upgraded Phoenix 2 Products and upgraded Phoenix 2 Products:
a.	For three years after Effective Date , the lesser of [****] of Silan’s Gross Margin for each unit sold, unless Section 5.3.i.b is satisfied.

b.	If Phoenix 2 Products do not achieve a Design Win within two years after the Effective Date, the royalty shall be reduced to the lesser of [****] of Silan’s Gross Margin for each unit sold

c.	After three years from the Effective Date and for the next three years, the lesser of [****] of Silan’s Gross Margin for each unit sold.
(ii)	For LMX 2 Products and any DVD Related Products developed by Silan:
a.	For six and one half years after the Effective Date, the lesser of [****] of Silan’s Gross Margin for each unit sold, unless Section 5.3.ii.b is satisfied.

b.	If LMX 2 Products do not achieve a Design Win within two and one half years after the Effective Date, the royalty shall be reduced to the lesser of [****] of Silan’s Gross Margin for each unit sold.

**** Confidential Treatment Requested.	6

(iii)	For any products without embedded DVD servo developed by Silan that include ESS’s MPEG decoder:
a.	For six and one half years after Effective Date, the lesser of [****] of Silan’s Gross Margin for each unit sold.
5.4 Upon the first to occur of (a) Silan’s payment to ESS reaches a cumulative total royalty fee of USD 20,000,000, or (b) six and one half years after the Effective Date (and Silan has paid all outstanding royalties due), the licenses granted in this Agreement shall be fully paid-up and shall become royalty-free, and ESS’s obligation to indemnify Silan pursuant to Section 8.2 shall also cease. For clarity, Silan shall pay royalties to ESS for products explicitly listed in Section 5.3 when Silan develops, designs, manufactures, distributes and sells products incorporating ESS Licensed Technology; Other products that Silan develops, designs, manufactures, distributes and sells using ESS Licensed Technology , without ESS Servo or ESS MPEG, are and shall remain royalty free.
5.5 Silan agrees that it shall keep complete and accurate records and books of accounts relating to the manufacture, distribution and sale of integrated circuits and products using or incorporating all or any part of the Licensed Technology, and that it shall retain such books and records for a period of three (3) years after the transactions to which they relate (but not exceeding one (1) year after any termination of this Agreement). Upon giving Silan thirty (30) business days prior written notice, ESS shall have the right to, at ESS’s expense and through an independent certified public accountant acceptable who signs an appropriate confidentiality agreement with Silan, during regular business hours, inspect, examine, audit, and make abstracts of all such records and books insofar as they relate to the determination of Silan’s royalty obligations and insofar as may be necessary to verify the accuracy of the same and of the royalty reports provided for herein. If a discrepancy of greater than 5% is discovered during this audit, Silan shall be responsible for the cost of the audit.
5.6 As soon as practical, ESS shall deliver all technical information relating to the Licensed Technology (including data, files, etc.) to Silan. Such technical information shall include, but not limited to, GDSII, RTL, software source code, design verification file(s), test file(s), design manual(s), user manual(s), silicon development platform, application development platform, tuning tool(s), compiler, emulator and any patent(s), software copyright(s), and IC schematics related to the Licensed Technology. All ESS’s deliverables and schedule are as per Exhibit 3.
5.7 After Effective Date, Silan shall send 5 or more engineers to ESS HQ to transfer the License Technology including but not restricted in data material (database), to consult with ESS engineers on the Licensed Technology, to participate in the LMX2 design and tapeout, PHXII and LMXII sample tests. During the sample test, ESS shall provide Silan engineers the corresponding test plan, test results, problems and related solutions. ESS shall provide the working environment and the necessary people to support Silan and smoothly transfer the Licensed Technology.

**** Confidential Treatment Requested.	7

5.8 If there are problems during product application and upgrades, ESS will, with best efforts, provide Silan with engineering resources and recommend possible solution(s), including on-site guidance, written instruction(s), telephone instruction(s) or providing more detailed data and document(s).
5.9 Both parties shall keep copies of the delivered Licensed Technology and keep strict revision and document control.
5.10 All royalty fees are subject to China income tax in accordance with China law. Silan shall withhold, deduct, and pay the appropriate income tax before making royalty fee payment to ESS. Silan will send royalty fee income tax statement receipt to ESS within 5 working days after payment. After receipt of each royalty payment as per quarterly royalty report from Silan, ESS will send invoice (the total amount including income tax) to Silan within five business days.
5.11 Both parties of this Agreement confirm the following contact persons:

i.	engineering related matters:

ESS
	Contact:	[****]
	Address:	48401 Fremont Blvd., Fremont, CA 94538 USA
	FAX:	[****]
	Email:	[****]
	Telephone:	[****]
Silan
	Contact:	[****]
	Address:	No. 4, Huang Gu Shan Road, Hangzhou, P.R. China 310012
	FAX:	[****]
	Email:	[****]
	Telephone:	[****]

ii.	sales and marketing related matters:

ESS
	Contact:	[****]
	Address:	48401 Fremont Blvd., Fremont, CA 94538 USA
	FAX:	[****]
	Email:	[****]
	Telephone:	[****]
Silan
	Contact:	[****]
	Address:	Rm 2003, Cyber Times Towers A, Tianan Cyber Park Futian District, Shenzhen, P.R. China 518041
	FAX:	[****]
	Email:	[****]

**** Confidential Treatment Requested.	8

     Telephone: [****]
For any changes regarding to the above information, written notification must be made to the other party within 5 business days.
6.	Term and Termination
6.1 This Agreement shall become effective as of the Effective Date and shall remain in full force and effect until both Parties agree in writing to terminate the agreement, or until terminated by either party pursuant to this Section 6.
6.2 Either party, in addition to other remedies that it may have, may at its election terminate this Agreement, effective upon written notice to the other party, in the event any of the following actions or events is committed by the other party or occurs: (a) a default or breach by the other party of any of its material obligations under this Agreement which default or breach remains uncured thirty (30) days after the non-breaching party gives written notice thereof; (b) the other party’s adjudicated bankruptcy, becoming insolvent or entering dissolution or liquidation proceedings; or (c) a petition filed by or against such other party under bankruptcy law of the nature of Chapter 7 of the United States Bankruptcy Code, under corporate reorganization law or under any other law for the relief of debtors, which is consented to or is not dismissed within sixty (60) days of filing.
6.3 Upon termination of this Agreement, all licenses and rights granted under this Agreement shall cease forthwith, and the parties shall destroy all Confidential Information (as defined below) furnished hereunder as well as all copies thereof. Notwithstanding the foregoing, the licenses and rights granted under this Agreement shall continue for up to six months to allow Silan to sell its existing inventory.
7.	Confidentiality
7.1 For the purpose of this Agreement, “Confidential Information” of one party means any information which is disclosed hereunder by such party to the other in tangible material marked as confidential, or which is disclosed hereunder by such party to the other orally or in other intangible form and designated as confidential at the time of such disclosure and is reduced to writing conspicuously marked as confidential and sent to such other party within thirty (30) days after such disclosure. For a period of five (5) years after disclosure hereunder, the receiving party of Confidential Information of the other agrees to keep such Confidential Information in confidence with at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance, but in no event with less than reasonable care. The receiving party may disclose the other party’s Confidential Information to its employees to the extent reasonably necessary for the purpose of this Agreement and provided the employees to which Confidential Information is disclosed are bound by use and disclosure restrictions at least as protective of such Confidential Information as those restrictions set forth herein. No other disclosure of Confidential Information shall be permitted without the prior written consent of the other party.

**** Confidential Treatment Requested.	9

7.2 The restrictions on use and disclosure of Confidential Information as described above shall not apply to any information which:
a.	is or becomes available to the public through no fault of the receiving party;

b.	is legitimately obtained by the receiving party from a third party without any confidentiality obligation; or

c.	is at any time developed by the receiving party independently.
7.3 Notwithstanding Section 7.1 above, either party may disclose the other’s Confidential Information if required by applicable laws, or by a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt and sufficient advance written notice thereof to the disclosing party so that the disclosing party may seek a protective order (or its equivalent) with respect to such disclosure, which the receiving party shall fully comply with.
7.4 If either party elects to make a public announcement on this Agreement, both parties will work together on the message and content, and coordinate on the timing of the announcement. The announcing party must consider suggestions on the message and content from the other party before making an announcement.
8.	Indemnification
8.1 Silan will defend, indemnify and hold harmless ESS, its directors, officers, employees and/or agents from and against any and all claims, damages, losses and expenses, including court costs and reasonable fees and expenses of attorneys, expert witnesses, and other professionals, arising out of or resulting from any action by a third party against ESS that is based on Silan’s use, control, distribution or disposition of the Licensed Technology (including but not limited to any alleged misuse of the CSS keys provided by DVD CCA to ESS or Silan contained in certain of the Licensed Technology, and including but not limited to any alleged misuse of any other required license as defined in Section 9.6 of this Agreement), based upon Silan’s breach of any obligation, warranty or representation in this Agreement, or based on Silan’s distribution of any product under the licenses granted in Section 2, including any claim of breach of a third-party license arising therefrom. Silan’s obligation to indemnify ESS as set forth above will be conditioned on ESS promptly (i) notifying Silan of the existence of such a claim, (ii) tendering sole control of the defense and settlement of such claim to Silan, and (iii) cooperating as reasonably requested by Silan. ESS may participate in such defense at its own expense and with its own counsel.
8.2 ESS shall indemnify Silan and hold it harmless, and, at Silan’s option, defend Silan from and against all claims, damages, losses and expenses, including court costs and reasonable fees and expenses of attorneys, expert witnesses, and other professionals, arising out of or resulting from (i) any breach of this Agreement or of any of the warranties or representations made by ESS herein, or (ii) any action by a third party against Silan that is based on any claim that the portions of the Licensed Technology as delivered by ESS infringe a patent, copyright, or any other proprietary right, or violate a third party’s trade secret rights, except to the extent that the foregoing results from compliance with specifications provided by Silan, and except to the extent that the foregoing results from the combination of the ESS portions of the Licensed Technology with software or equipment not provided by ESS. ESS’ obligation to indemnify Silan as set forth above will be conditioned on Silan promptly (i) notifying ESS of the existence of such a claim, and (ii) cooperating as reasonably requested by ESS. The indemnification obligation described in this Section 8.2 shall cease when Silan ceases paying royalties to ESS pursuant to Section 5.2 or Section 5.4 of this Agreement. .
8.3 SILAN UNDERSTANDS AND ACKNOWLEDGES THAT THE LICENSED TECHNOLOGY IS PROVIDED AS IS. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, NO OTHER WARRANTIES OR REPRESENTATIONS, EITHER EXPRESSED OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE GIVEN BY ESS UNDER THIS AGREEMENT, including but not limited to, any warranty or representation: (a) as to the validity of any patent; (b) that any manufacture, importation, sale, lease, use, or other disposition of products will be free from infringement of a third party’s intellectual property rights; (c) that ESS will enforce any intellectual property rights it may have against third parties; or (d) as to the quality, merchantability, or fitness for a particular purpose of any product.
8.4 BOTH PARTIES UNDERSTAND AND ACKNOWLEDGE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE LICENSED TECHNOLOGY, WHETHER SUCH CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF EITHER PARTY IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME.
9.	Warranties and Representations
9.1 As of the Effective Date, each party represents and warrants to the other party that it (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, and (ii) has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and is contemplated in this Agreement, including, without limitation, the right to grant the licenses granted hereunder.
9.2 As of the Effective Date, each party represents and warrants to the other party that it (i) has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (ii) has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder; and (iii) this Agreement has been duly executed and delivered on behalf of such party, and constitutes a legal, valid and binding obligation of such party and is enforceable against it in accordance with its terms.
9.3 Except as otherwise described in this Agreement, each party represents and warrants to the other party that all necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such party in connection with entry into this Agreement have been obtained.

9.4 Each party represents and warrants to the other party that the execution and delivery of this Agreement by such party and the performance of such party’s obligations hereunder (i) do not conflict with or violate any requirement of any applicable law or regulation or any provision of the Articles or Certificate of Incorporation or Bylaws of such party in any material way, and (ii) do not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation or court or administrative order by which such party is bound.
9.5 ESS represents and warrants that all the technologies contained in the technical information that is delivered to Silan by ESS are owned by ESS; ESS owns or controls all right, title and interest in and to the Licensed Technology, the ESS brand name, and the ESS trademarks; and that ESS has the power to grant the licenses related to and within this Agreement.
9.6 Silan represents and warrants that as of the Effective Date, it shall immediately obtain and maintain in good standing during the term of this Agreement all necessary third-party licenses for the design, development, manufacture, import, distribution, marketing and sale of Standard DVD Player products, including but not limited to licenses from DVD CCA, Macrovision, Dolby, DTS, HDCP, DivX, WMA, Nero, CPPM, DRM, Memory Stick, and SD.
9.7 Silan cannot have access to ESS’s CSS keys under any circumstances. ESS shall manufacture the Phoenix U and the Phoenix 2 until Silan tapes out its own version with its own keys.
10.	Non-Assignment
Neither party shall assign any of its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that either party may assign this Agreement without consent to a successor-in-interest upon a merger, acquisition or sale of all or substantially all of that party’s assets on condition that the assignee of this Agreement will undertake by operation of law or has agreed in writing submitted to the other party, to assume all obligations and liabilities of the assignor under or in connection with this Agreement and to be bound by the terms and conditions of this Agreement.
11.	Choice of Law And Forum
This Agreement and the performance of the parties hereunder shall be construed in accordance with and governed by the laws of California, U.S.A., without respect to its conflict of law provisions. The parties hereto expressly consent, and submit themselves, to the exclusive jurisdiction of the courts of California and to venue in the state or federal courts in the County of Santa Clara, California.
12.	Modifications
No amendment or modification to this Agreement shall be valid or binding upon the parties unless made in writing and signed by authorized representatives of the parties.

13.	Entire Agreement
This Agreement contains the full and complete understanding and agreement between the parties relating to the subject matter hereof and supersedes all prior and contemporary understandings and agreements, whether oral or written, relating to such subject matter.
14.	Severability
If any provision of this Agreement is or becomes, at any time or for any reason, unenforceable or invalid, no other provision shall be affected hereby, and the remaining provisions of this Agreement shall continue in full force and effect.
15.	Counterparts.
This Agreement may execute in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts, individually or taken together, shall bear the signatures of all the parties hereto.
IN WITNESS, THE AUTHORIZED REPRESENTATIVES OF THE PARTIES HAVE EXECUTED THIS CONTRACT.

ESS Technology, Inc.	Hangzhou Silan Microelectronics Co., Ltd.

Signature	Signature

By:		By:
	Name		Name

Title	Title

ESS-SILAN DVD TECHNOLOGY LICENSE AGREEMENT
EXHIBIT 1
DESCRIPTION
[****]
FEATURES
o	[****]
o	[****]
Note: For detailed specifications, please refer to ESS Phoenix 2 datasheet supplied to Silan

**** Confidential Treatment Requested.	14

ESS-SILAN DVD TECHNOLOGY LICENSE AGREEMENT
EXHIBIT 2
DESCRIPTION
[****]
FEATURES
o	[****]
▪	[****]
Note: For detailed specifications, please refer to ESS LMX 2 datasheet supplied to Silan.

**** Confidential Treatment Requested.	15

ESS-SILAN DVD TECHNOLOGY LICENSE AGREEMENT
EXHIBIT 3
In accordance with the license agreement, ESS should transfer all technical information (including data, files, etc.) relating to Licensed Technology, included but not limited to the list below:
Schedule of ESS delivering licensed technology and database to Silan

NO.	Content	For PHXII	For LMXII
1	[****]	[****]	[****]

2

3

4

5

6

7

8

9

10

11

**** Confidential Treatment Requested.	16

NO.	Content	For PHXII	For LMXII
12

13

14

15

16

17

18

19

20

21

22

23

24

25

26

27

**** Confidential Treatment Requested.	17

NO.	Content	For PHXII	For LMXII
28

29

30

31

**** Confidential Treatment Requested.	18